                                                                   EXHIBIT 10.21


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY {***}. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISISON.

                                    AGREEMENT

                                     BETWEEN

                    ROLLS-ROYCE AERO ENGINE SERVICES LIMITED

                                       AND

                           MIDWAY AIRLINES CORPORATION

                       RELATING TO REPAIR AND OVERHAUL OF

                             ROLLS-ROYCE TAY ENGINES

THIS AGREEMENT is made this 10th day of May 1996

BETWEEN

ROLLS-ROYCE AERO ENGINE            whose registered office is at Moor Lane.
SERVICES LIMITED                   Derby, DE24 8BJ, England on its own behalf
                                   and as agent on behalf of ROLLS-ROYCE plc
                                   (hereinafter called "RRAES") of the first part,

AND

MIDWAY AIRLINES CORPORATION        whose registered office is at 300 West Morgan
                                   Street, Suite 1200 Durham, North Carolina,
                                   USA, 27701 (hereinafter called "MIDWAY") of the second part.

WHEREAS

A. MIDWAY has acquired certain ROLLS-ROYCE TAY engines for use by MIDWAY in Fokker 100 aircraft manufactured by Fokker BV.

B. ROLLS-ROYCE and MIDWAY have entered into a Warranty Agreement reference CE117 incorporated in Fleet Support Agreement reference ISE dated _______ which is hereinafter called the "WARRANTY".

C. MIDWAY desires that RRAES shall undertake certain WORK on TAY engines used in the operation of its aircraft.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                                     INDEX

RECITALS

Clause 1              Definitions

Clause 2              Exclusion of Other Terms and Previous Understandings

Clause 3              Subject of Contract

Clause 4              Delivery

Clause 5              Standard

Clause 6              Charges

Clause 7              Payment

Clause 8              Turn Round Time and Delay in Delivery

Clause 9              General Provisions

Clause 10             Warranty and Liability

Clause 11             Patents

Clause 12             Additional Levies

Clause 13             Assignment

Clause 14             Termination

Clause 15             Amendment

Clause 16             Conflict

Clause 17             Notices

Clause 18             Headings

Clause 19             Survival

Clause 20             Law

Appendix 'A'          Description and List of Engines

Appendix 'B'          Planned Operating Parameters

Appendix 'C'          Aircraft Lease Periods

                                      INDEX

RECITALS

Clause 1              Definitions

Clause 2              Exclusion of Other Terms and Previous Understandings

Clause 3              Subject of Contract

Clause 4              Delivery

Clause 5              Standard

Clause 6              Charges

Clause 7              Payment

Clause 8              Turn Round Time and Delay in Delivery

Clause 9              General Provisions

Clause 10             Warranty and Liability

Clause 11             Patents

Clause 12             Additional Levies

Clause 13             Assignment

Clause 14             Termination

Clause 15             Amendment

Clause 16             Conflict

Clause 17             Notices

Clause 18             Headings

Clause 19             Survival

Clause 20             Law

Appendix 'A'          Description and List of Engines

Appendix 'B'          Planned Operating Parameters

Appendix 'C'          Aircraft Lease Periods

Clause 1    DEFINITIONS

            In this AGREEMENT unless the context otherwise requires:

            1.1 "ENGINES" shall mean all the ROLLS-ROYCE engines listed and described in Appendix 'A' to this AGREEMENT.

            1.2 "PART" shall mean any part of an ENGINE acquired from ROLLS-ROYCE or from a source approved by ROLLS-ROYCE.

            1.3 "SUPPLIES" shall mean ENGINES, PARTS and any other items of associated equipment delivered to RRAES by MIDWAY.

            1.4 "RUNNING TIME" shall mean the number of hours flown by an ENGINE as logged under the standards and procedures employed by MIDWAY at the date of this AGREEMENT and acceptable to the Federal Aviation Authority.

            1.5 "TAKE-OFFS" shall mean the number of take-offs by an ENGINE as logged under the standards and procedures employed by MIDWAY at the date of this AGREEMENT and acceptable to the Federal Aviation Authority.

            1.6 "FLIGHT CYCLE" shall mean one operation of an ENGINE to achieve one aircraft take-off and subsequent landing.

            1.7 "ENGINE MANAGEMENT PROGRAMME" shall mean Midway's approved Engine Management Programme which may be amended from time to time by Midway and Rolls-Royce in accordance with any applicable laws and regulations. This programme will define the Engineering responsibilities and practices.

            1.8 "SCHEDULED OVERHAUL" shall mean the WORK required in an Overhaul Base following the removal of an ENGINE, PART or assembly of PARTS to comply with the ENGINE MANAGEMENT PROGRAMME and such other WORK as may then be necessary to enable such ENGINE, PART or assembly of PARTS to be released for further operation in service.

            1.9 "UNSCHEDULED OVERHAUL" shall mean work other than SCHEDULED OVERHAUL which is required when an ENGINE, PART or assembly of PARTS has become unserviceable and which enables such ENGINE, PART or assembly of PARTS to be released for further operation in service.

            1.10 "OVERHAUL" shall mean SCHEDULED OVERHAUL or UNSCHEDULED OVERHAUL as the case may be.

            1.11 "REPAIR" shall mean work other than OVERHAUL which is required when an ENGINE, PART or assembly of PARTS has become unserviceable and which is necessary to render the ENGINE, PART or assembly of PARTS serviceable such that it can continue in service.

            1.12 "WORK" shall mean OVERHAUL, REPAIR or any other work in respect of which in each case RRAES accepts orders from MIDWAY pursuant to this Agreement.

            1.13 "OVERHAUL BASE" shall mean the Overhaul Base stipulated by RRAES from time to time during the period of this AGREEMENT.

            1.14 "AIRCRAFT LEASE PERIOD" shall mean the period of lease of each aircraft as detailed in Appendix 'C'.

Clause 2    EXCLUSION OF OTHER TERMS AND PREVIOUS UNDERSTANDINGS

            2.1 This AGREEMENT contains the only provisions governing REPAIR or OVERHAUL of SUPPLIES and shall apply to the exclusion of any other provisions on or attached to or otherwise forming part of any order form of MIDWAY or any acknowledgement or acceptance by RRAES or of any other document which may be issued by either party relating to REPAIR or OVERHAUL of SUPPLIES.

            2.2 The parties have negotiated this AGREEMENT on the basis that its provisions represent their entire agreement relating to REPAIR or OVERHAUL by RRAES of SUPPLIES. This AGREEMENT shall supersede all representations, agreements, statements and understandings made prior to the execution of this AGREEMENT whether orally or in writing relating to REPAIR or OVERHAUL by RRAES of SUPPLIES. The parties further agree that neither of them has placed any reliance whatsoever on any such representations, agreements, statements or understandings other than those expressly incorporated in this AGREEMENT.

Clause 3    SUBJECT OF CONTRACT

            3.1 The parties hereto agree that RRAES will carry out REPAIR or OVERHAUL described in clauses 6.2.1 through 6.2.5 to all ENGINES and PARTS which develop a requirement for OVERHAUL or an OVERHAUL BASE REPAIR during the AIRCRAFT LEASE PERIOD and which are delivered to the OVERHAUL BASE not later than 30 (thirty) days after expiry of that period.

Clause 4    DELIVERY

            4.1 MIDWAY will deliver ENGINES and PARTS requiring REPAIR or OVERHAUL to the OVERHAUL BASE at its own expense.

            4.2 MIDWAY will not later than the time of delivery of ENGINES and PARTS pursuant to Sub-clause 4.1 above, also deliver to RRAES the completed ENGINE Log Book (or such other Log Book as may be applicable).

            4.3 MIDWAY will notify RRAES in writing at least 1 (one) week before the time for re-delivery of its instructions as to the marking and shipping of the SUPPLIES after notification from RRAES of scheduled redelivery.

            4.4 Following WORK, RRAES will re-deliver SUPPLIES to MIDWAY fas (Incoterms 1990) Great Britain port or any other destination in Great Britain as specified by MIDWAY.

            4.5 A sufficient number of packing cases, stands and transportation parts for use in transporting SUPPLIES to and from the OVERHAUL BASE shall be procured and maintained in usable condition by MIDWAY at MIDWAY'S expense.

Clause 5    STANDARD

            5.1 Unless otherwise mutually agreed, RRAES will carry out WORK on SUPPLIES in accordance with the ENGINE MANAGEMENT PROGRAMME in a professional and workmanlike manner.

            5.2 Unless otherwise agreed, RRAES will carry out REPAIRS or OVERHAULS to the modification standard generally recommended by ROLLS-ROYCE for ENGINES of the same type and model as the ENGINES.

Clause 6    CHARGES

            6.1 In respect of RUNNING TIME and TAKE-OFFS of the ENGINES during the period of this AGREEMENT, MIDWAY shall pay to RRAES: (as adjusted in accordance with the provisions of sub-clause 6.6) multiplied by the RUNNING TIME of the ENGINES.

                  6.1.1 an amount equal to {***} United States Dollars for the period 01 September 1995 to 31 August 1997 (24 payments)

                  6.1.2 an amount equal to {***} United States Dollars for the period 01 September 1997 to 31 May 1999 (21 payments)

            6.2 The Basic Charges under clause 6.1 above are in consideration of RRAES undertaking to carry out:

                  6.2.1 SCHEDULED OVERHAULS, and

                  6.2.2 REPAIRS and UNSCHEDULED OVERHAULS arising from failures of ENGINES and PARTS caused by the breakdown or deterioration of the ENGINES or PARTS due to defects in design, material or workmanship in the manufacture, REPAIR or OVERHAUL of the ENGINE or PART, and;

                  6.2.3 REPAIRS and UNSCHEDULED OVERHAULS arising from failures of ENGINES and PARTS caused by the breakdown or deterioration of the ENGINES or PARTS due to foreign object damage.

                  6.2.4 REPAIRS arising from the introduction of Mandatory
                        Modifications required by RRAES and/or airworthiness directives issued by any applicable governmental authority.

                  6.2.5 REPAIRS and OVERHAULS arising from ENGINE removals
                        generally recommended by ROLLS-ROYCE with respect to the same type and model of ENGINE as the ENGINES.

            6.3 MIDWAY shall pay RRAES at the RRAES normal commercial rates current at the date of presentation of RRAES invoice for REPAIRS and UNSCHEDULED OVERHAULS arising from failures of ENGINES and PARTS due to causes outside the reasonable control of RRAES including but not limited to failures of ENGINES and PARTS, which:

                  6.3.1 have been caused by MIDWAY'S failure to operate an
                        ENGINE in accordance with the procedures laid down in Appendix 'D' to the WARRANTY, or

                  6.3.2 have been caused by misuse, negligence, improper
                        operation or failures due to negligent foreign object damage.

                  6.3.3 have been caused by MIDWAY failure to properly store, install, maintain, utilise or pack for transport such ENGINE and /or PART in accordance with the then current RRAES written recommendations, or

                  6.3.4 have been caused by the primary breakdown or
                        deterioration of any constituent or component which was not acquired by MIDWAY from RRAES or through channels specifically approved in writing by ROLLS-ROYCE, unless such constituent or component PART was installed by RRAES.

            6.4 With the exception of the obligation provided for in Clause 10.5, RRAES shall not be liable for any expenses, costs or liabilities sustained in connection with the removal of an ENGINE or PART from, or the replacement in an aircraft or the removal of a PART from, or the replacement in an ENGINE other than those sustained by RRAES in carrying out REPAIRS and OVERHAULS pursuant to this AGREEMENT at the OVERHAUL BASE.

            6.5 In respect of PARTS supplied pursuant to sub-clause 5.4 above, MIDWAY shall pay RRAES at the RRAES commercial prices and rates current at the installation of such PARTS.

            6.6 The Basic Charges shown in sub-clause 6.1 are based on 1995 values and will be subject to annual variation prospectively on 01 September 1996 and each 01 September thereafter in accordance with the formula:

                  C = Co (0.35L +0.65P )
                              --     --
                              Lo     Po

                  Where C     =    The charge per hour of RUNNING TIME or the
                                   charge per TAKE-OFF as the case may be.

                        Co    =    Basic charge per hour of RUNNING TIME or the
                                   basic charge per TAKE-OFF as the case may be.

                        Lo    =    All employees: By Industry for Mechanical
                                   Engineering (Table 5.3) "Index Number of
                                   Average Earnings" published by the British
                                   Government for the month of February 1995.

                        L     =    The corresponding Index Number published for
                                   the month of February preceding the year for which the adjustment is to be made.

Clause 6    CHARGES

                        P     =    The Index of Rolls-Royce Tay Parts Prices
                                   current on 01 September for the year for which the adjustment is to be made relative to the Base Prices as at 01 September 1995.

                        Po    =    The index relative to the Base Level of
                                   Rolls-Royce Tay Parts as at 01 September
                                   1995, ie 100.

                  If the indices herein specified be discontinued or should the basis of their calculations be modified proper and substantially equivalent indices shall be substituted by mutual agreement of the parties.

            6.7 It is understood that the charges specified in sub-clause 6.1 above have been calculated with regard to the overall operation of the ENGINES by MIDWAY as detailed in Appendix 'B'.

                  In the event that MIDWAY should take any action or any event should occur which is reasonably likely to materially change the overall operation of the ENGINES such that the basis upon which such charges were calculated no longer remains the same, including without limitation the sale or other disposition of any of the ENGINES or the use of the ENGINES on routes other than as described in Appendix 'B', then RRAES may at its discretion reasonably revise the charges specified in sub-clause 6.1 in accordance with its customary standards.

Clause 7    PAYMENT

            7.1 Within ten days of the end of each month of operation of the ENGINES, MIDWAY will supply to RRAES a certified statement of actual RUNNING TIME and TAKE-OFFS by ENGINE serial number for the previous month.

            7.2   Payment of charges pursuant to clause 6.1:

                  7.2.1 shall be made in US Dollars within 14 days of the end of the month to which the charges apply and for any amount due pursuant to clause 6.3 or 6.5 within 14 days of redelivery of the ENGINE or PART concerned.

                  7.2.2 which became due prior to signature of this AGREEMENT shall be made on 1996, subject to the deduction of an amount equal to the engine maintenance reserve paid by Midway to the aircraft lessors at that date.

            7.3 Subject to Clause 12 below, MIDWAY undertakes that RRAES shall receive in the United Kingdom, the full amount of payments falling due under this AGREEMENT without any withholding or deduction whatsoever.

            7.4 All payments under clause 7.3 above shall be made by telegraphic transfer to the following address:

                  National Westminster Bank plc
                  Overseas Branch
                  LONDON

                  for telephone credit to:

                  Rolls-Royce CD Account Number
                  140-2-00772224
                  at 15 Bishopsgate Office

Clause 8    TURN ROUND TIME AND DELAY IN DELIVERY

            8.1 Subject to sub-clause 8.2 below and provided MIDWAY delivers ENGINES and if the WORK is to be performed on a PART, then such PART to the OVERHAUL BASE for WORK at a reasonably consistent rate, RRAES will carry out WORK in accordance with the following turn round times which will commence when the ENGINE or PART reaches the OVERHAUL BASE and which will end when such ENGINE or PART is available fully prepared for despatch ex-works at the OVERHAUL BASE.

                  8.1.1 ENGINES returned for REPAIR or OVERHAUL not requiring defect investigation - 8 (eight) weeks.

                  8.1.2 ENGINES returned for REPAIR or OVERHAUL due to unusual failures requiring defect investigation or life development purposes - 10 (ten) weeks.

                  8.1.3 ENGINES returned for REPAIR not requiring disassembly of any MODULE - 4 (four) weeks.

                  8.1.4 PARTS returned for REPAIR or OVERHAUL - to be quoted by
                        RRAES on request.

            10.4 The following Notional Warranty benefits will be applied for the purposes of sub-clause 6.1 hereof:

                  10.4.1 In respect of all PARTS incorporated in the course of
                         WORK pursuant to this AGREEMENT, the WARRANTY shall apply subject to all the provisions contained therein.

                  10.4.2 Subject to the 'Governing Conditions' section of the
                         WARRANTY, if it is shown to the reasonable satisfaction of RRAES that before the expiration of twelve months from the date of redelivery or within six months or 1,500 hours flown from the date of installation of an ENGINE or PART into an aircraft, whichever is the sooner, a defect, deficiency, failure, malfunction or failure to function shall have become apparent in an ENGINE or PART due in all or in part to the use by RRAES of faulty workmanship during the last REPAIR or OVERHAUL then RRAES shall REPAIR such ENGINE OR part and grant MIDWAY a 100% credit against the REPAIR costs.

            10.5 In the event of a valid WARRANTY claim, RRAES will be responsible for reasonable charges incurred by MIDWAY for removal, installation and transportation from and to MIDWAY'S base in Raleigh, North Carolina, USA for ENGINES removed pursuant to clause 10.4 above.

Clause 11   PATENTS

            11.1 Subject to the conditions set out in this Clause 11, RRAES shall indemnify MIDWAY against any claim that the use by MIDWAY of any of the PARTS supplied hereunder infringes any patent, design or model duly granted or registered provided, however, that RRAES shall not be liable to MIDWAY for any consequential damages or any loss of use of such PARTS or of the ENGINE or aircraft in which such PARTS may be incorporated arising as a result directly or indirectly of any such claim.

            11.2 MIDWAY will give immediate notice in writing to RRAES of any such claim whereupon RRAES shall have the right at its own expense to assume the defence of or to dispose of or to settle such claim in its sole discretion and MIDWAY will give RRAES all reasonable assistance and will not by any act or omission do anything which may directly or indirectly prejudice RRAES in this connection.

            5.3 MIDWAY shall have the right to appoint a representative at the OVERHAUL BASE to consult with RRAES representatives with respect to technical matters arising in the course of the WORK to be performed by RRAES hereunder.

            5.4 In the event that ENGINES are delivered to RRAES by MIDWAY which do not contain each PART described in the Engine Receipt List attached hereto as Part 1, Section 1 in Sub-clause 1.1 (Appendix 'A') above, then RRAES will advise MIDWAY of those missing PARTS exceeding US Dollars 500 at the then current RRAES Catalogue value and unless otherwise instructed by MIDWAY, RRAES reserves the right to replace any missing PARTS and shall be entitled to charge MIDWAY for the same at the RRAES commercial prices and rates current at the date of presentation of RRAES' invoice.

            5.5 Any PARTS incorporated in the course of REPAIR or OVERHAUL pursuant to this AGREEMENT shall be deemed to have been sold to the owner of the SUPPLIES, and title to and risk of loss of and damage to such PARTS subject to the terms of Clause 10 below, shall pass to the owner of the SUPPLIES upon re-delivery of the SUPPLIES by RRAES to MIDWAY pursuant to Sub-clause 4.4 above.

            5.6 RRAES reserves the right at its sole discretion to fit new or repaired replacement PARTS in the course of REPAIR or OVERHAUL pursuant to this AGREEMENT at no additional cost to MIDWAY unless pursuant to Clause 5.4 above. Such new or replacement PARTS to be in as good operating condition, have substantially similar hours available until the next SCHEDULED OVERHAUL and have the same interchangeable modification standard. Title to and risk of loss of or damage to any PARTS so replaced whether scrap or repairable shall pass to RRAES upon removal from the ENGINE or from the assembly of PARTS.

            5.7 The REPAIR or OVERHAUL of SUPPLIES shall be deemed to have been accepted by MIDWAY on its signature of the relevant Release Note/Approved Certificate of Inspection. Such acceptance shall not be deemed a waiver of any rights or remedies of MIDWAY including without limitation any claim for warranty under Clause 10 hereof.

Clause 8    TURN ROUND TIME AND DELAY IN DELIVERY (Continued)

            8.2 In the event that the actual turn round time in respect of any ENGINE exceeds the turn round time agreed pursuant to Sub-clause 8.1 above (as such period may be extended pursuant to Sub-clause 8.3 below) and MIDWAY is unable to operate an aircraft due to such delay, RRAES will either provide a lease engine subject to availability and waive any daily rental charges or be responsible for charges incurred by MIDWAY for the daily rental of a lease engine until such times as such delayed ENGINE is returned to MIDWAY. Such responsibility for charges incurred by MIDWAY will not exceed those generally charged by Rolls-Royce Leasing Limited, provided that MIDWAY proves that it has suffered such damage and provided that MIDWAY makes claims hereunder within three (3) months after redelivery.

            8.3 If RRAES is hindered or prevented from carrying out WORK or redelivering any of the SUPPLIES within the time for re-delivery specified in Sub-clause 8.1 above by reason of:

                  8.3.1 any cause beyond the reasonable control of RRAES, or

                  8.3.2 fires or industrial disputes or introduction of
                        mandatory modifications,

                  the time for re-delivery shall be extended by a period equal to the period during which the WORK or re-delivery shall have been so hindered or prevented and provided RRAES uses its best efforts to promptly complete the WORK, RRAES shall be under no liability whatsoever in respect of such delay.

Clause 9    GENERAL PROVISIONS

            9.1 MIDWAY shall keep records of ENGINE operation, maintenance, RUNNING TIME and TAKE-OFFS and shall permit RRAES to inspect such records. MIDWAY shall submit to RRAES each month a certified statement of RUNNING TIME and TAKE-OFFS listed by ENGINE serial number in respect of the previous month.

            9.2 If any SUPPLIES delivered to RRAES are lost, destroyed or damaged during the time between such delivery and return by RRAES to MIDWAY then RRAES will either:

                  9.2.1 repair such damage free of charge, or

                  9.2.2 pay to MIDWAY the value of such SUPPLIES which has been agreed between RRAES and MIDWAY provided that in the absence of agreement the liability of RRAES shall not exceed the original RRAES sale price of the SUPPLIES.

Clause 9    GENERAL PROVISIONS
                  provided always that RRAES will at MIDWAY'S request use its best endeavours to provide an adequate replacement for any such SUPPLIES lost or destroyed. In the event that a replacement ENGINE is provided, such ENGINE shall be substituted for the ENGINE lost or destroyed and Appendix 'A' hereto shall be amended accordingly.

            9.3 MIDWAY shall operate the ENGINES in accordance with the Flexible Take-off Thrust Procedures as recommended by Fokker BV.

Clause 10   WARRANTY AND LIABILITY

            10.1 Subject to sub-clause 10.2 below in respect of all PARTS incorporated in the course of OVERHAUL or REPAIR pursuant to this or any other AGREEMENT or incorporate as spares in service, the WARRANTY shall apply subject to all the provisions contained therein.

            10.2 MIDWAY shall not be entitled to receive any benefit whatsoever whether by way of repair, replacement, parts cost allowance, labour charges or otherwise under the WARRANTY in relation to SCHEDULED OVERHAULS and any failures of ENGINES or PARTS which are covered by the charges under sub-clause 6.1 above and are specified in sub-clause 6.2 above, but save as expressly provided above the WARRANTY shall remain in full force and effect.

            10.3 MIDWAY accepts that the express benefits provided to MIDWAY by virtue of the charges under sub-clause 6.1 above, together with the express remedies provided to MIDWAY in respect of the SUPPLIES in accordance with this AGREEMENT and WARRANTY represent the entire responsibility and liability of RRAES to MIDWAY in respect of all terms, conditions and warranties express or implied whether statutory or otherwise and any other obligations and liabilities whatsoever of RRAES relating to the OVERHAUL and REPAIR of SUPPLIES or any other goods or services to be supplied pursuant to this AGREEMENT.

            11.3 RRAES shall have the right to substitute for any allegedly infringing PARTS substantially equivalent non-infringing PARTS.

            11.4 The indemnity contained in Sub-clause 11.1 above shall not apply to and RRAES shall have no liability in respect of claims for infringement in respect of:

                  11.4.1 PARTS manufactured to the specific design instructions of MIDWAY, or

                  11.4.2 PARTS not of RRAES design but RRAES shall, in the event of any claim for infringement, pass on to MIDWAY so far as it has the right to do so the benefits of any indemnity given to RRAES by the designer, manufacturer or supplier of such PARTS, or

                  11.4.3 the manner or method in which any of the PARTS is
                         installed in the aircraft, or

                  11.4.4 any combination of any of the PARTS with any item or items other than PARTS.

Clause 12   ADDITIONAL LEVIES

            12.1 Subject to Sub-clause 12.2 below RRAES shall pay all imposts, duties, fees, taxes and other like charges levied by the United Kingdom Government or any agency thereof in connection with the OVERHAUL or REPAIR of ENGINES and PARTS prior to their redelivery.

            12.2 MIDWAY shall pay all other imposts, duties, fees, taxes and other like charges levied by the United States of America or any subdivision thereof.

Clause 13   ASSIGNMENT

            Neither party may assign any of its rights or obligations hereunder without the written consent of the other party except that:

            13.1  RRAES may assign its rights to receive money hereunder and

            13.2 RRAES reserves the right, in its discretion, to sub-contract any part of the WORK required to be performed by it hereunder.

Clause 14   TERMINATION

            If MIDWAY makes any agreement with creditors compounding debts, enters into liquidation whether compulsory or voluntary (otherwise than for the purpose of amalgamation or re-construction) becomes insolvent, suffers a receiver of the whole or part of its assets to be appointed, or commits a breach of any of its obligations under this AGREEMENT (provided that, except in the case of breach in respect of payment obligations, MIDWAY shall be allowed 30 (thirty) days in which to remedy such breach) RRAES shall have the right, without prejudice to its other rights or remedies:

            14.1 to stop any REPAIR or OVERHAUL already commenced and to refuse to commence any further REPAIR or OVERHAUL, and

            14.2 to revise the charges under Sub-clause 6.1 to take account of any cessation or change in the overall operation of the ENGINES resulting from any of the events covered by this Clause 14, and

            14.3 to declare and require that notwithstanding Clause 7 above, all amounts due on the date of termination referred to in Sub-clause 6.1 shall become immediately due and payable.

Clause 15   AMENDMENT

            This AGREEMENT shall not be amended in any way other than by agreement in writing executed by the parties hereto after the date of this AGREEMENT, which is expressly stated to amend this AGREEMENT.

Clause 16   CONFLICT

            In the event of any conflict or discrepancy between the Appendices forming part of this AGREEMENT and any other part of this AGREEMENT, then the latter shall prevail.

Clause 17   NOTICES

            Any notice to be served pursuant to this AGREEMENT is to be sent by registered post or by telex:

            In the case of RRAES to:

            Rolls-Royce Aero Engine Services Limited
            Repair and Overhaul Manager - Spey and Tay
            EAST KILBRIDE
            Glasgow G74 4PY
            Scotland

            or such other place of business as may be notified in writing by RRAES to MIDWAY from time to time.

            In this case of MIDWAY to:

            Midway Airlines Corporation
            300 West Morgan Street
            Suite 1100
            DURHAM
            North Carolina USA 27701

            for the attention of Vice President Maintenance

            or such other place of business as may be notified in writing by MIDWAY to RRAES from time to time.

Clause 18   HEADINGS

            The clause `Headings' and the Index do not form part of this AGREEMENT and shall not affect the interpretation of this AGREEMENT.

Clause 19   SURVIVAL

            The provisions of Clauses 10, 15, 20 and 21 hereof shall survive and continue to have effect after termination for any reason whatsoever of this AGREEMENT or after this AGREEMENT becomes impossible of performance or is otherwise frustrated.

Clause 20   LAW

            This AGREEMENT shall be subject to and interpreted and construed in accordance with the Laws of England.

IN WITNESS WHEREOF the parties hereto have caused this AGREEMENT to be entered into on the day and year first before written.


For ROLLS-ROYCE AERO ENGINE                       /s/ John R. Agar
SERVICES LIMITED                           ------------------------------


In the presence of                                /s/ John Foeland
                                           ------------------------------


For MIDWAY AIRLINES CORPORATION                /s/ Jonathan D. Waller
                                           ------------------------------
                                                Senior Vice President
                                                   General Counsel


In the presence of                               /s/ Thomas Duffy Jr.
                                           ------------------------------

                                  APPENDIX 'A'

                       DESCRIPTION AND LIST OF THE ENGINES

APPENDIX 'A'

1.    LIST OF ENGINES

      The following RRAES Tay Mk 650-15 ENGINES serially numbered:

      17288
      17289
      17290
      17291
      17650
      17651
      17667
      17668

A.    DESCRIPTION OF ENGINES

      Rolls-Royce Tay Mk 650-15 ENGINES

      Description:  Turbofan Engine incorporating a single fan and a three stage intermediate compressor driven by a three stage turbine, a twelve stage high pressure compressor driven by a two stage turbine, and a turbo annular split combustion chamber containing ten straight flow flame tubes and an internal mixer unit.

      MODULES

      Each Engine comprises the following modules:

      01   LP compressor
      02   IP compressor
      03   HP compressor
      04   Combustion assembly and HP turbine
      05   LP turbine
      06   High speed gearbox
      07   Intermediate casing

      Together with these items the definitive basic specification includes the following:

                               ENGINE RECEIPT LIST
                                   TAY ENGINE
                                PART 1 SECTION 1

       Item
Fig   Number     Description                                      Qty  ATA Ref
---   ------     -----------                                      ---  -------

 1      1        AFCR assembly                                     1   75-32-02
 1      2        TCPL phial assembly                               1   75-32-40
 1      3        Micro switch and actuator                         1   36-11-01
 1      4        12th stage BV micro switch housing assy           1   75-32-33
 1      5        12th stage air off-take cover                     1   72-71-01
 1      6        7th stage air off-take cover                      1   72-71-01
 1      7        Fuel temp transmitter                             1   77-42-02
 1      8        Oil cooler case assembly                          1   79-22-01
 1      9        Oil temperature transmitter                       1   77-47-02
 1     10        HP filter housing assembly                        1   79-21-01
 1     11        LP FWS assembly                                   1   73-34-01
 1     12        Fuel filter assembly                              1   73-11-03
 1     13        LP tacho generator                                1   77-43-01
 2     14        Throttle relay lever transmitter                  1   76-11-02
 2     15        Fuel flow regulator                               1   73-21-01
 2     16        LP governor assembly                              1   73-21-02
 2     17        HP fuel shut-off valve assembly                   1   73-11-07
 2     18        AFC rpm signal transmitter assembly               1   75-32-20
 2     19        Fuel diff pressure switch                         1   77-42-03
 2     20        HP fuel pump                                      1   73-11-05
 2     21        Oil tank assembly                                 1   79-10-01
 2     22        Oil tank level indicator                          1   79-10-01
 2     23        LP warning switch                                 1   79-32-01
 2     24        Oil pressure trans assembly                       1   77-47-01
 2     25        Ejector pump unit                                 1   73-11-01
 2     26        Fuel drain tank collector assembly                1   71-71-01
 2     27        IDG surface oil cooler                            1   24-13-01
 2     28        Thermocouple terminal                             1   77-45-03
 2     29        Cooling air outlet switch assembly                1   75-21-02
 2     30        Oil diff pressure switch                          1   77-47-02
 2     31        Oil diff pressure switch housing                  1   77-47-02
 2     32        Oil pump assembly                                 1   72-61-30
 2     33        HP tacho generator                                1   77-43-01
 2     34        LP fuel pump assembly                             1   73-11-04
 2     35        Fuel inlet tube to LP fuel pump clamp assy        1   73-21-06
 2     36        Fuel solenoid valve assembly                      1   73-21-06
 3     39        Engine rating, ID plug                            1   72-71-03
 3     40        Electrical harness                                1   71-50-01

                                  APPENDIX 'B'

                          PLANNED OPERATING PARAMETERS

PLANNED OPERATING PARAMETERS

Fleet Utilisation:                 A minimum of 92,000 FLIGHT HOURS in the
                                   aggregate for all ENGINES during the
                                   effective period of the AGREEMENT.

Stage Length:                      Average (take-off to touch down) of not less
                                   than 1.30 hours.

Environment:                       East Coast and Mid-West North America for 90%
                                   of FLIGHT HOURS of the ENGINES.

                                  APPENDIX 'C'

                             AIRCRAFT LEASE PERIODS

AIRCRAFT LEASE PERIODS

Aircraft Designation                        Period of Lease
--------------------                        ---------------

MSN 13329                                   24 August 1995 to 22 March 1999

MSN 11323                                   03 October 1995 to 30 November 1998

MSN 11321                                   13 November 1995 to 31 October 1998

MSN 11330                                   20 December 1995 to 03 May 1999